Exhibit 99.1

Vertex Announces Fourth Quarter and Full Year 2022 Financial Results

KING OF PRUSSIA, PA – March 8, 2023: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its fourth quarter and full year ended December 31, 2022.

David DeStefano, Chief Executive Officer, stated “The fourth quarter wrapped up a very strong year for Vertex. Revenue growth accelerated, profitability was strong, and we delivered positive free cash flow. It’s clear the investments we are making in strategic acquisitions, new product development and expansion of our go-to-market and customer success organizations are helping us attack our significant growth opportunity. The Vertex team is executing well, and we are optimistic about 2023 and beyond.”

Fourth Quarter 2022 Financial Results

●	Total revenues of $131.1 million, up 17.4% year-over-year.
●	Software subscription revenues of $110.9 million, up 18.9% year-over-year.
●	Cloud revenues of $46.6 million, up 34.4% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $431.1 million, up 16.5% year-over-year.
●	Average Annual Revenue per direct customer (“AARPC”) was $100,500 at December 31, 2022, compared to $86,700 at December 31, 2021 and $97,300 at September 30, 2022.
●	Net Revenue Retention (“NRR”) was 110%, an increase from 108% at December 31, 2021 and 109% at the end of the third quarter of 2022.
●	Gross Revenue Retention (“GRR”) was 96%, an increase from 95% at December 31, 2021 and consistent with the third quarter of 2022.
●	Loss from operations of $3.4 million. Prior year loss from operations approximated breakeven. Non-GAAP operating income of $17.7 million, compared to $16.4 million for the same period prior year.
●	Net loss of $5.3 million, compared to net loss of $0.6 million for the same period prior year.
●	Net loss per basic and diluted Class A and Class B shares of $(0.04) for 2022 compared to net loss of $(0.00) for the same period prior year.
●	Non-GAAP net income of $12.5 million and Non-GAAP diluted EPS of $0.08.
●	Adjusted EBITDA of $21.0 million, compared to $19.3 million for the same period prior year. Adjusted EBITDA margin of 16.0%, compared to 17.2% for the same period prior year.

Full-Year 2022 Financial Results

●	Total revenues of $491.6 million, up 15.5% year-over-year.
●	Software subscription revenues of $415.5 million, up 15.9% year-over-year.
●	Cloud revenues of $168.9 million, up 32.9% year-over-year.
●	Loss from operations of $8.1 million, compared to a loss from operations of $2.9 million for the same period prior year. Non-GAAP operating income of $66.2 million, compared to $66.3 million for the prior year.
●	Net loss of $12.3 million, compared to a net loss of $1.5 million for the prior year.
●	Net loss per basic and diluted Class A and Class B share was $(0.08) compared to net loss per basic and diluted Class A and Class B of $(0.01) for the prior year.
●	Non-GAAP net income of $47.8 million and Non-GAAP diluted EPS of $0.30.
●	Adjusted EBITDA of $78.7 million, compared to $78.0 million for the prior year. Adjusted EBITDA margin of 16.0%, compared to 18.3% for the prior year.
●	Cash provided by operating activities of $76.8 million, compared to $92.0 million for the prior year. Free cash flow of $3.4 million, compared to $46.9 million for the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the first quarter of 2023, the Company currently expects:

●	Revenues of $131 million to $133 million; and

●	Adjusted EBITDA of $19 million to $21 million.

For the full-year 2023, the Company currently expects:

●	Revenues of $550 to $556 million;
●	Cloud revenue growth of 27%; and
●	Adjusted EBITDA of $92 to $96 million.

John Schwab, Chief Financial Officer, stated, “Our guidance for 2023, which indicates continued double-digit revenue growth and strengthening profitability, reflects confidence in our business. Indirect tax automation is a must-have, not a nice-to-have, in today’s complex business environment and we see strong sales pipelines and little impact of a weakening economy on our business so far this year.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, litigation settlements, transaction costs which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, March 8, 2023, to discuss its fourth quarter and full year 2022 financial results.

Those wishing to participate may do so by dialing 1-201-689-8471 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 13735360, or via the Company’s Investor Relations website. The replay will expire on March 22, 2023 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll.

Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,400 professionals and serves companies across the globe.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period. AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy:

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.

●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net loss or income the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, severance expense, acquisition contingent consideration, litigation settlements and transaction costs which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations, included in GAAP net loss or income for the respective periods to determine non-GAAP loss or income before income taxes. Non-GAAP income before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense, income taxes, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, asset impairments, stock-based compensation expense, severance expense, acquisition contingent consideration, litigation settlements, and transaction costs which includes offering costs related to the sale of shares of certain of our Class B shareholders which are not representative of normal business operations, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	December 31,
(In thousands, except per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$91,803	$73,333
Funds held for customers	14,945	24,873
Accounts receivable, net of allowance of $9,554 and $9,151, respectively	102,885	76,929
Prepaid expenses and other current assets	20,383	20,536
Investment securities available-for-sale, current, at fair value (amortized cost of $11,220 at December 31, 2022)	11,173	—
Total current assets	241,189	195,671
Property and equipment, net of accumulated depreciation	115,768	98,390
Capitalized software, net of accumulated amortization	39,012	33,442
Goodwill and other intangible assets	257,023	272,702
Deferred commissions	15,463	12,555
Deferred income tax asset	30,938	35,298
Operating lease right-of-use assets	17,187	20,249
Other assets	2,612	1,900
Total assets	$719,192	$670,207

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,188	$—
Accounts payable	14,329	13,000
Accrued expenses	38,234	22,966
Tax sharing agreement distributions payable	—	536
Customer funds obligations	12,121	23,461
Accrued salaries and benefits	10,790	16,671
Accrued variable compensation	23,729	26,462
Deferred compensation, current	2,809	4,202
Deferred revenue, current	268,847	237,344
Current portion of operating lease liabilities	4,086	3,933
Current portion of finance lease liabilities	103	284
Deferred purchase consideration, current	19,824	19,805
Purchase commitment and contingent consideration liabilities, current	6,149	468
Total current liabilities	403,209	369,132
Deferred compensation, net of current portion	—	1,963
Deferred revenue, net of current portion	10,289	11,666
Debt, net of current portion	46,709	—
Operating lease liabilities, net of current portion	20,421	24,320
Finance lease liabilities, net of current portion	10	68
Deferred purchase consideration, net of current portion	—	19,419
Purchase commitment and contingent consideration liabilities, net of current portion	8,412	10,829
Deferred other liabilities	417	2,726
Total liabilities	489,467	440,123
Commitments and contingencies

Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 50,014 and 42,286 shares issued and outstanding, respectively	50	42
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 100,307 and 106,807 shares issued and outstanding, respectively	100	107
Additional paid in capital	244,820	222,621
Retained earnings	12,507	24,811
Accumulated other comprehensive loss	(27,752)	(17,497)
Total stockholders' equity	229,725	230,084
Total liabilities and stockholders' equity	$719,192	$670,207

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2022	2021	2022	2021

Revenues:
Software subscriptions	$110,886	$93,255	$415,473	$358,415
Services	20,240	18,401	76,151	67,133
Total revenues	131,126	111,656	491,624	425,548
Cost of revenues:
Software subscriptions	36,311	31,775	142,071	116,194
Services	13,168	11,867	51,061	45,698
Total cost of revenues	49,479	43,642	193,132	161,892
Gross profit	81,647	68,014	298,492	263,656
Operating expenses:
Research and development	11,583	10,754	41,877	44,018
Selling and marketing	35,652	28,332	125,335	99,005
General and administrative	31,131	26,055	121,651	107,009
Depreciation and amortization	3,320	2,891	12,440	11,678
Other operating expense, net	3,344	(4)	5,271	4,888
Total operating expenses	85,030	68,028	306,574	266,598
Loss from operations	(3,383)	(14)	(8,082)	(2,942)
Interest expense, net	969	313	2,048	984
Loss before income taxes	(4,352)	(327)	(10,130)	(3,926)
Income tax expense (benefit)	957	300	2,174	(2,447)
Net loss	(5,309)	(627)	(12,304)	(1,479)
Other comprehensive loss:
Foreign currency translation adjustments and revaluations, net of tax	(14,277)	4,330	10,219	14,370
Unrealized loss on investments, net of tax	10	—	36	—
Other comprehensive loss, net of tax	(14,267)	4,330	10,255	14,370
Total comprehensive loss	$8,958	$(4,957)	$(22,559)	$(15,849)

Net loss attributable to Class A stockholders, basic	$(1,744)	$(174)	$(3,771)	$(357)
Net loss per Class A share, basic	$(0.04)	$(0.00)	$(0.08)	$(0.01)
Weighted average Class A common stock, basic	49,332	41,263	45,864	35,647
Net loss attributable to Class A stockholders, diluted	$(1,744)	$(174)	$(3,771)	$(357)
Net loss per Class A share, diluted	$(0.04)	$(0.00)	$(0.08)	$(0.01)
Weighted average Class A common stock, diluted	49,332	41,263	45,864	35,647

Net loss attributable to Class B stockholders, basic	$(3,565)	$(453)	$(8,533)	$(1,122)
Net loss per Class B share, basic	$(0.04)	$(0.00)	$(0.08)	$(0.01)
Weighted average Class B common stock, basic	100,807	107,596	103,781	112,133
Net loss attributable to Class B stockholders, diluted	$(3,565)	$(453)	$(8,533)	$(1,122)
Net loss per Class B share, diluted	$(0.04)	$(0.00)	$(0.08)	$(0.01)
Weighted average Class B common stock, diluted	100,807	107,596	103,781	112,133

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Year ended
	December 31,
(In thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(12,304)	$(1,479)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,153	44,782
Provision for subscription cancellations and non-renewals, net of deferred allowance	(196)	466
Amortization of deferred financing costs	245	211
Write-off of deferred financing costs	370	—
Stock-based compensation expense	19,729	26,160
Deferred income tax benefit	(1,345)	(3,116)
Non-cash operating lease costs	3,357	3,825
Other	4,052	510
Changes in operating assets and liabilities:
Accounts receivable	(25,665)	2,962
Prepaid expenses and other current assets	(214)	(5,192)
Deferred commissions	(2,908)	(812)
Accounts payable	1,369	3,847
Accrued expenses	15,064	3,210
Accrued and deferred compensation	(12,005)	(3,735)
Deferred revenue	30,768	24,691
Operating lease liabilities	(4,041)	(4,697)
Other	(583)	336
Net cash provided by operating activities	76,846	91,969
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(474)	(251,412)
Property and equipment additions	(58,530)	(33,386)
Capitalized software additions	(14,888)	(11,660)
Purchase of investment securities, available-for-sale	(16,518)	—
Proceeds from maturities of investment securities, available-for-sale	5,364	—
Net cash used in investing activities	(85,046)	(296,458)
Cash flows from financing activities:
Net increase (decrease) in customer funds obligations	(11,340)	14,226
Proceeds from term loan	50,000	—
Principal payments on long-term debt	(938)	—
Payments for deferred financing costs	(983)	—
Proceeds from purchases of stock under ESPP	1,951	2,060
Payments for taxes related to net share settlement of stock-based awards	(1,104)	(12,758)
Proceeds from exercise of stock options	1,821	1,859
Distributions under Tax Sharing Agreement	(536)	(2,700)
Payments for purchase commitment liabilities	(423)	(10,822)
Payments of finance lease liabilities	(1,354)	(964)
Payments for deferred purchase commitments	(20,000)	—
Net cash provided by (used in) financing activities	17,094	(9,099)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(352)	(479)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,542	(214,067)
Cash, cash equivalents and restricted cash, beginning of period	98,206	312,273
Cash, cash equivalents and restricted cash, end of period	$106,748	$98,206
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$91,803	$73,333
Restricted cash—funds held for customers	14,945	24,873
Total cash, cash equivalents and restricted cash, end of period	$106,748	$98,206

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2022	2021	2022	2021
Non-GAAP cost of revenues, software subscriptions	$23,974	$21,507	$95,047	$81,567
Non-GAAP cost of revenues, services	$12,790	$11,195	$49,628	$43,050
Non-GAAP gross profit	$94,362	$78,954	$346,949	$300,931
Non-GAAP gross margin	72.0%	70.7%	70.6%	70.7%
Non-GAAP research and development expense	$10,978	$10,142	$40,079	$41,398
Non-GAAP selling and marketing expense	$33,206	$26,570	$115,272	$91,821
Non-GAAP general and administrative expense	$28,791	$23,047	$112,650	$89,592
Non-GAAP operating income	$17,711	$16,363	$66,233	$66,302
Non-GAAP net income	$12,473	$11,957	$47,818	$48,662
Non-GAAP diluted EPS	$0.08	$0.08	$0.30	$0.33
Adjusted EBITDA	$21,031	$19,254	$78,673	$77,980
Adjusted EBITDA margin	16.0%	17.2%	16.0%	18.3%
Free cash flow	$23,663	$26,056	$3,428	$46,923
Free cash flow margin	18.0%	23.3%	0.7%	11.0%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
(Dollars in thousands)	2022	2021	2022	2021
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$36,311	$31,775	$142,071	$116,194
Stock-based compensation expense	(588)	(548)	(2,090)	(2,336)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(11,749)	(9,720)	(44,934)	(32,291)
Non-GAAP cost of revenues, software subscriptions	$23,974	$21,507	$95,047	$81,567

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$13,168	$11,867	$51,061	$45,698
Stock-based compensation expense	(378)	(672)	(1,433)	(2,648)
Non-GAAP cost of revenues, services	$12,790	$11,195	$49,628	$43,050

Non-GAAP Gross Profit:
Gross profit	$81,647	$68,014	$298,492	$263,656
Stock-based compensation expense	966	1,220	3,523	4,984
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	11,749	9,720	44,934	32,291
Non-GAAP gross profit	$94,362	$78,954	$346,949	$300,931

Non-GAAP Gross Margin:
Total Revenues	$131,126	$111,656	$491,624	$425,548
Non-GAAP gross margin	72.0%	70.7%	70.6%	70.7%

Non-GAAP Research and Development Expense:
Research and development expense	$11,583	$10,754	$41,877	$44,018
Stock-based compensation expense	(605)	(612)	(1,798)	(2,620)
Non-GAAP research and development expense	$10,978	$10,142	$40,079	$41,398

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$35,652	$28,332	$125,335	$99,005
Stock-based compensation expense	(1,690)	(1,494)	(6,284)	(6,371)
Amortization of acquired intangible assets – selling and marketing expense	(756)	(268)	(3,779)	(813)
Non-GAAP selling and marketing expense	$33,206	$26,570	$115,272	$91,821

Non-GAAP General and Administrative Expense:
General and administrative expense	$31,131	$26,055	$121,651	$107,009
Stock-based compensation expense	(2,085)	(2,584)	(8,124)	(12,185)
Severance expense	(255)	(424)	(877)	(5,232)
Non-GAAP general and administrative expense	$28,791	$23,047	$112,650	$89,592

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2022	2021	2022	2021
Non-GAAP Operating Income:
Loss from operations	$(3,383)	$(14)	$(8,082)	$(2,942)
Stock-based compensation expense	5,346	5,910	19,729	26,160
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	11,749	9,720	44,934	32,291
Amortization of acquired intangible assets – selling and marketing expense	756	268	3,779	813
Severance expense	255	424	877	5,232
Acquisition contingent consideration	300	—	2,300	—
Litigation settlement	2,000	—	2,000	—
Transaction costs (1)	688	55	696	4,748
Non-GAAP operating income	$17,711	$16,363	$66,233	$66,302

Non-GAAP Net Income:
Net loss	$(5,309)	$(627)	$(12,304)	$(1,479)
Income tax (benefit) expense	957	300	2,174	(2,447)
Stock-based compensation expense	5,346	5,910	19,729	26,160
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	11,749	9,720	44,934	32,291
Amortization of acquired intangible assets – selling and marketing expense	756	268	3,779	813
Severance expense	255	424	877	5,232
Acquisition contingent consideration	300	—	2,300	—
Litigation settlements	2,000	—	2,000	—
Transaction costs (1)	688	55	696	4,748
Non-GAAP income before income taxes	16,742	16,050	64,185	65,318
Income tax adjustment at statutory rate	(4,269)	(4,093)	(16,367)	(16,656)
Non-GAAP income	$12,473	$11,957	$47,818	$48,662

Non-GAAP Diluted EPS:
Non-GAAP net income	$12,473	$11,957	$47,818	$48,662
Weighted average Class A and B common stock, diluted	159,561	157,417	158,881	147,781
Non-GAAP diluted EPS	$0.08	$0.08	$0.30	$0.33

(1) The 2022 periods include offering costs related to the sale of shares of certain of our Class B shareholders, which are not representative of normal business operations.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
(Dollars in thousands)	2022	2021	2022	2021
Adjusted EBITDA:
Net loss	$(5,309)	$(627)	$(12,304)	$(1,479)
Interest expense (income), net	969	313	2,048	984
Income tax expense (benefit)	957	300	2,174	(2,447)
Depreciation and amortization - property and equipment	3,320	2,891	12,440	11,678
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	11,749	9,720	44,934	32,291
Amortization of acquired intangible assets - selling and marketing expense	756	268	3,779	813
Stock-based compensation expense	5,346	5,910	19,729	26,160
Severance expense	255	424	877	5,232
Acquisition contingent consideration	300	—	2,300	—
Litigation settlements	2,000	—	2,000	—
Transaction costs (1)	688	55	696	4,748
Adjusted EBITDA	$21,031	$19,254	$78,673	$77,980

Adjusted EBITDA Margin:
Total revenues	$131,126	$111,656	$491,624	$425,548
Adjusted EBITDA margin	16.0%	17.2%	16.0%	18.3%

(1) The 2022 periods include offering costs related to the sale of shares of certain of our Class B shareholders, which are not representative of normal business operations.

	Three months ended		Year Ended
	December 31,		December 31,
(Dollars in thousands)	2022	2021	2022	2021
Free Cash Flow:
Cash provided by operating activities	$43,820	$39,301	$76,846	$91,969
Property and equipment additions	(15,557)	(9,487)	(58,530)	(33,386)
Capitalized software additions	(4,600)	(3,758)	(14,888)	(11,660)
Free cash flow	$23,663	$26,056	$3,428	$46,923

Free Cash Flow Margin:
Total revenues	$131,126	$111,656	$491,624	$425,548
Free cash flow margin	18.0%	23.3%	0.7%	11.0%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

ir@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com